THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

PROTEA BIOSCIENCES GROUP, INC.

WARRANT

TO PURCHASE COMMON STOCK OF THE COMPANY

Warrant No. __	Issue Date: ___

FOR VALUE RECEIVED, PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the “Company”), grants the following rights to ___ and its permitted assigns, heirs, executors and administrators (individually and collectively, the “Holder”), as of the ___ 2013 (“Issue Date”). This warrant (the “Warrant”) has been issued by the Company in connection with a sale of up 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.50 per Share and warrants to purchase up to 4,500,000 shares of Common Stock, exercisable at an exercise price of $1.10 per share, for maximum aggregate proceeds equal to $3,000,000, pursuant to a limited offering (the “Offering”) to “accredited investors” only (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933) pursuant to a Confidential Private Placement Memorandum, dated December 12, 2012, as supplemented by the Supplement No. 1, dated January 9, 2013 and the Supplement No. 2, dated March 1, 2013, as may be further amended and/or supplemented from time to time (the “Memorandum”).

Section 1.          Grant.

The Holder is hereby granted the right (collectively, the “Purchase Rights”), in accordance with the terms and conditions of this Warrant, from the date hereof until the expiration of the “Exercise Period” (as defined below), to purchase from the Company that number of fully paid and non-assessable shares of the Common Stock of the Company, set forth in Section 2 hereof, at the “Exercise Price” (as defined below), upon delivery of this Warrant to the Company with the Notice of Exercise form attached as Exhibit 1 hereto, duly executed, and upon tender of the Exercise Price for the shares of Common Stock to be purchased.

Section 2.          Number of Shares of Common Stock Purchasable.

2.1          Subject to the other provisions of this Section 2, this Warrant entitles the Holder to purchase from time to time up to ___ shares of the Company’s Common Stock (the “Warrant Shares”).

2.2          In case prior to the expiration of the Purchase Rights by exercise or by the terms of this Warrant, the Company shall undertake any reclassification, stock split, reverse stock split, stock dividend or any similar proportionately-applied change (collectively, a “Reclassification”) of outstanding shares of Common Stock (other than a change solely in, of, or from par value), the Holder shall thereafter be entitled, upon exercise of this Warrant for the same total consideration as presently required, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reclassification by a holder of the number of shares of Common Stock which this Warrant entitles the Holder hereof to purchase immediately prior to such Reclassification. Notice of any such Reclassification shall be given to the Holder pursuant to Section 12 hereof.

2.3          In case prior to the expiration of the Purchase Rights by exercise or by the terms of this Warrant, the Company shall determine to consolidate or merge with, or convey all, or substantially all, of its property or assets to, any other corporation or corporations, or dissolve, liquidate or wind up, then, as a condition precedent to such consolidation, merger, conveyance, dissolution, liquidation or winding up, notice shall be given to the Holder pursuant to Section 12 hereof and lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive from the Company or the successor corporation, as the case may be, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights, such shares of stock, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights had such consolidation, merger, conveyance, dissolution, liquidation or winding up not taken place; and in any such event the rights of the Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of the Purchase Rights as herein provided, shall continue and be preserved in respect of any stock or securities which the Holder becomes entitled to purchase.

2.4          (a) For purposes of this Section 2.4, the capitalized terms in this Section shall have the following meanings:

(i) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or sold by the Corporation after the Issue Date, other than Exempted Securities;

(ii) “Convertible Securities” shall mean shares of Common Stock issued or deemed issued upon the conversion or exercise, as appropriate, of any debt or equity securities of the Company which are convertible into or exercisable for shares of Common Stock of the Company;

(iii)   “Exempted Securities” shall mean:

(v)         Convertible Securities issued prior to the Issue Date, provided, however, that the agreements or instruments evidencing the Convertible Securities have not been amended after the Issue Date so as to increase the number of shares of Common Stock issuable under the Convertible Securities or to lower the conversion or exercise price, as appropriate, of the Convertible Securities;

(w)        shares of Common Stock issued or deemed issued as a dividend or distribution on the Common Stock;

(x)         shares of Common Stock issued or issuable upon the exercise of this Warrant;

(y)         shares of Common Stock issued or issuable by reason of a stock split, split-up, or other distribution on shares of Common Stock; or

(z)         shares of Common Stock issued or issuable to employees, consultants, directors or officers pursuant to an equity incentive plan, employment agreement or other agreement as compensation for services provided to the Company.

(b) At any time after the Issue Date through the expiration of the Purchase Rights set forth in this Warrant by exercise or the terms of this Warrant, the Company issues or sells Additional Shares of Common Stock, for a consideration per Additional Share of Common Stock that is less than $0.50 (as such amount may be adjusted proportionately for any Reclassification) (a "Dilutive Issuance"), on the date of and immediately prior to the Dilutive Issuance, the Exercise Price, then in effect, will be reduced concurrently with the Dilutive Issuance to a price (rounded to the nearest cent) calculated by multiplying such Exercise Price by a fraction, of which (i) the numerator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such Dilutive Issuance plus the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock issued pursuant to the Dilutive Issuance would purchase at the Exercise Price; and (ii) the denominator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such Dilutive Issuance plus the number of such Additional Shares of Common Stock so issued. The provisions of this Section 2(b) shall not operate to increase the Exercise Price.

Section 3.          Exercise Period; Registration Statement Notice.

3.1          The Purchase Rights represented hereby shall be exercisable in whole or in part from time to time after the date of issuance of this Warrant until the earlier of (i) a Qualified Public Offering or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the Issue Date hereof (the “Exercise Period”). For purposes of this Warrant, the term “Qualified Public Offering” shall mean the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $10,000,000.

3.2          The Company shall give the Holder written notice, at the address of the Holder set forth on the Company’s books, not less than twenty days prior to the closing of a Qualified Public Offering.

Section 4.          Exercise.

4.1          The Purchase Rights represented by this Warrant are exercisable upon the terms and conditions set forth herein at the option of the Holder in whole at any time and in part, but not for less than 100 shares at a time, at any time and from time to time during the Exercise Period upon the delivery of the Notice of Exercise form attached hereto as Exhibit 1 to the Company with such notice duly executed and upon payment in cash, wire transfer or bank cashier’s check of the Exercise Price. The Purchase Rights shall be deemed to have been exercised, and the Holder shall be deemed to have become a stockholder of record of the Company for the purposes of receiving dividends and for all other purposes whatsoever with respect to the shares of Common Stock so purchased, as of the date of delivery of such properly executed notice accompanied by proper tender of the Exercise Price at the office of the Company. As promptly as practicable on or after such date, and in any event within three (3) business days thereafter, the Company at its expense shall issue and deliver, or cause to be issued and delivered, to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4.2          In lieu of the payment methods set forth in Section 4.1 above, in the event the Warrant Shares have not been registered under an effective registration statement filed pursuant to the Securities Act prior to the earlier of: (i) one (1) year from the Issue Date of this Warrant; or (ii) the closing of the Qualified Public Offering, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange.  If Holder elects to exchange this Warrant as provided in this Section 4.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder’s election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

X =	Y (A-B)
A

Where:	X =	the number of shares of Common Stock to be issued to Holder.
	Y =	the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).
	A =	the Fair Market Value of one share of the Common Stock on the date that the notice of exercise is received by the Company.
	B =	Exercise Price (as adjusted to the date of such calculation).

“Fair Market Value” of one share of Common Stock as of a particular date shall mean: (i) if traded on a national securities exchange, the average volume weighted average price reported by Bloomberg LP (“VWAP”) of the Common Stock of the Company on such exchange over the five (5) trading days ending immediately prior to the applicable date of valuation; (ii) if quoted on the OTC Bulletin Board or an over the counter market operated by OTC Markets Group, Inc or its successor, the average VWAP over the thirty (30) trading days ending immediately prior to the applicable date of valuation; (iii) if determined in connection with a Qualified Public Offering, the offering price of the Common Stock in the Qualified Public Offering; and (iv) except as set forth in (iii), if neither (i) nor (ii) applies, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for by the Company.

Section 5.          Exercise Price.

The exercise price for each share of Common Stock issuable to the Holder hereunder shall be $1.10 per share subject to adjustment hereunder (the “Exercise Price”).

Section 6.          Company’s Warranties and Covenants as to Capital Stock.

The Company has taken all action necessary and appropriate to properly authorize, reserve and issue those shares of Common Stock issuable to the Holder pursuant to this Warrant including an authorization of issuance and setting of exercise price. The Common Stock deliverable on the exercise of the Purchase Rights represented hereby shall, when issued, be duly and validly issued, fully paid and nonassessable. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of all outstanding convertible securities and warrants.

Section 7.          Transfer; Compliance With Securities Laws; Right of Company to Request Opinion of Counsel Confirming Such Compliance; Holder Responsible for Costs of Transfer Including Reasonable Counsel Fees.

The Purchase Rights shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose. This Warrant and the Common Stock issuable upon exercise of the Purchase Rights, may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee, including, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that the transfer or assignment is in compliance with applicable securities laws. Subject to such compliance, the Purchase Rights shall be transferable on said books, in whole or in part, by the Holder in person or by duly authorized attorney upon surrender of this Warrant properly endorsed by the Holder executing the Permitted Transfer or Assignment Form attached hereto and made a part hereof as Exhibit 2. All reasonable and documented costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor. The Company agrees that, while the Purchase Rights remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever except under arrangements which shall insure to persons exercising warrants or applying for transfer of stock all rights and privileges which they might have had or received if the stock transfer books had not been closed and they had exercised their Purchase Rights at any time during which such transfer book shall have been closed.

Section 8.          Charges, Taxes and Expenses.

Issuance of certificates for shares of Common Stock issuable upon the exercise of this Warrant or any portion thereof (and issuance of a replacement Warrant certificate in the event of partial exercise) shall be made without charge to the Holder hereof for any issue taxes or any other incidental expenses in respect of the issuance of such certificates to and in the name of the registered Holder of this Warrant, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant. Certificates will be issued in a name other than that of the Holder upon the request of a Holder and payment by the Holder of any applicable transfer taxes and compliance with all applicable securities laws and with all applicable provisions of this Warrant including but not limited to Section 7 hereof.

Section 9.          Exchange for Other Denominations.

This Warrant is exchangeable for new certificates of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the Holder at the time of surrender. In the event of the purchase, at any time prior to the expiration of the Exercise Period, of less than all of the shares of Common Stock purchasable hereunder, the Company shall cancel this Warrant upon surrender thereof, and shall promptly execute and deliver to the Holder hereof a new warrant of like tenor and date for the balance of the shares purchasable hereunder.

Section 10.         Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable and documented expenses incidental thereto, and upon surrender of this Warrant, if mutilated, the Company shall promptly make and deliver a new warrant of like tenor and date, in lieu of this Warrant and cancel this Warrant.

Section 11.         Registration Rights.

11.1        For purposes of this Section 11 the capitalized terms in this Section 11 shall have the following meanings:

(a)          “Family Member” means a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

(b)          “Holder” means Harris Lydon and any of its respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities (defined below) directly or indirectly from the Holder or from any Permitted Assignee (defined below).

(d)          “Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

(e)          “Registration Effectiveness Deadline” means the date that is the later of (i) one hundred twenty (120) days following the Registration Filing Deadline or (ii) one hundred eighty (180) days following the final Closing of the Offering.

(f)          “Registration Filing Deadline” means the date that is one hundred twenty (120) days following the final closing of the Offering.

(g)          “Registrable Securities” means the share of Common Stock underlying this Warrant and Shares issued in the Offering but excludes (i) any Registrable Securities sold by a person in a transaction pursuant to registration statement filed under the Securities Act, or (ii) any Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.

11.2        Registration.

(a)          In connection with the Offering, the Company has agreed to file with the Commission, a registration statement (the “Registration Statement”) registering for resale all Registrable Securities issued in the Offering. The Registration Statement may include other equity securities of the Company as the Company may determine in its sole discretion. The Company will agree to use best efforts to cause the Registration Statement to be filed no later than the Registration Filing Deadline and to become effective no later than the Registration Effectiveness Deadline. The Company will use commercially reasonably efforts to keep the Registration Statement effective until the earlier of the date that is eighteen (18) months following the effective date of the Registration Statement or such date when the Registrable Securities may be resold pursuant to Rule 144.

If the Commission does not declare the Registration Statement effective as a result of the Commission’s determination that (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that the Company shall register in the Registration Statement such number of Registrable Securities as is permitted by the Commission without naming such holder(s) as an underwriter (unless such holder agrees to be named as an underwriter), provided, however, that the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Holder. In any such pro rata reduction, the number of Registrable Securities to be registered on such Registration Statement or any subsequent registration statement shall be determined in the following order: (i) first, the Investor Shares to be registered shall be registered on a pro rata basis among the holders of the Investor Shares, and (ii) second the Registrable Warrant Shares to be registered shall be registered on a pro rata basis among the holders of the Registrable Warrant Shares.

(b)          Registration Filing Deadline Penalty. If the Registration Statement is not filed on or before the Registration Filing Deadline, the Company shall pay to each Holder of Registrable Securities an amount in cash equal to one-half percent (0.5%) of the Purchase Price paid by such Holder pursuant to this Agreement (the “Filing Deadline Penalty Amount”) on every thirty (30) day anniversary of the Registration Filing Deadline until such failure is cured. The Filing Deadline Penalty Amount payable pursuant to this Section 11.2(b) shall be prorated for partial thirty (30) day periods. The maximum aggregate Filing Deadline Penalty Amount to be paid by the Company to all Holders of Registrable Securities as a result of the failure to file the Registration Statement by the Registration Filing Deadline shall be equal to three percent (3%) of the net proceeds received by the Company from the Offering (after deduction of placement agent commissions and expenses). Notwithstanding the foregoing, no amounts shall be owed pursuant to this Section 11.2(b) with respect to any period during which all of the Holder’s Registrable Securities may be sold by such Holder under Rule 144 or pursuant to another exemption from registration.  Moreover, no such payments shall be due and payable with respect to any Registrable Securities the Company is unable to register due to limits imposed by the Commission’s interpretation of Rule 415 under the Securities Act.

(c)          Registration Effectiveness Deadline Penalty. If the Registration Statement is not declared effective on or before the Registration Effectiveness Deadline, the Company shall issue to each Holder of Registrable Securities an amount of additional shares of Common Stock (the “Penalty Shares”), valued at a price of $0.50 per share (subject to proportionate adjustment for forward or reverse stock splits, stock dividends or other similar proportionately-applied changes), equal to one-half percent (0.5%) of the Purchase Price paid by such Holder pursuant to this Agreement on every thirty (30) day anniversary of the Registration Effectiveness Deadline until such failure is cured. The number of Penalty Shares issuable to any Holder pursuant to this Section 11.2(c) shall be prorated for partial thirty (30) day periods. Notwithstanding anything to the contrary herein, the maximum aggregate number of Penalty Shares to be issued to all Holders of Registrable Securities, in the aggregate, pursuant to this Section 11.2(c) as a result of the failure of the Registration Statement to be declared effective by the Registration Effectiveness Deadline, together with the maximum aggregate Filing Deadline Penalty Amount, payable pursuant to Section 11.2(b) above, if applicable, shall be equal to three percent (3%) of the net proceeds received by the Company from the Offering (after deduction of placement agent commissions and expenses). Notwithstanding the foregoing, no Effectiveness Deadline Penalties shall be owed with respect to any period during which all of the Holder’s Registrable Securities may be sold by such Holder under Rule 144 or pursuant to another exemption from registration.  Moreover, no such issuances shall be due and payable with respect to any Registrable Securities the Company is unable to register due to limits imposed by the Commission’s interpretation of Rule 415 under the Securities Act.

11.3        Piggyback Registration.   In the event the Company shall determine in its sole discretion to register with the Commission for sale any Common Stock, for its own account or for the account of others, other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company shall promptly give to the holders of the Registrable Securities written notice thereof (and in no event shall such notice be given less than ten (10) calendar days prior to the filing of such registration statement), and shall, include all of the Registrable Securities specified in a written request delivered by the Holder thereof within five (5) calendar days after receipt of such written notice from the Company. Except with respect to the Registration Statement filed pursuant to Section 11.2 above, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

Notwithstanding the foregoing, if such registration undertaken by the Company is in connection with an underwritten public offering, and the underwriter in such public offering reasonably determines that inclusion of all of the Registrable Securities in such registration would be detrimental to the successful completion of the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if Securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

11.4        Expenses. The Company shall bear all expenses incurred by the Company in compliance with the registration obligation of the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All underwriting discounts, selling commissions and expense allowances applicable to the sale by Holder of Registrable Securities and all fees and disbursements of counsel for the Holder shall be borne by the Holder.

11.5        Indemnification.

(a)          To the extent permitted by law, the Company will indemnify the Holder, each of its officers, directors, agents, employees and partners, and each person controlling the Holder, with respect to each registration of Registrable Securities under the Securities Act and qualification of Registrable Securities under state securities laws effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared and filed by the Company pursuant to which Registrable Securities were registered under the Securities Act (including any related registration statement, notification or the like) incident to any such registration or qualification, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration or qualification, and subject to the provisions of this section below, will reimburse the Holder, the Holder’s officers, directors, agents, employees and partners, and each person controlling the Holder, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any failure of the Holder or the Holder’s representatives to distribute Registrable Securities in accordance with applicable laws (including failure to deliver any required preliminary prospectus or final prospectus (or the final prospectus as amended and supplemented) at or before the written confirmation of the sale of such Registrable Securities); nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, any such partner, officer, director, employee, agent or controlling person of the Holder, or any such underwriter or any person who controls any such underwriter. Notwithstanding the foregoing, the indemnity contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)          To the extent permitted by law, the Holder will indemnify the Company, and its directors, officers, agents, employees and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any failure of the Holder or the Holder’s representatives to distribute Registrable Securities in accordance with applicable laws (including failure to deliver any required preliminary prospectus or final prospectus (or the final prospectus as amended and supplemented to the extent such amendment or supplement is timely provided to the Holder as required herein) as required by applicable law); or any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder for specific use in such registration statement, prospectus, offering circular or other document; provided, however, that the obligations of the Holder hereunder shall be limited to an amount equal to the net proceeds to the Holder from Registrable Securities sold under such registration statement, prospectus, offering circular or other document as contemplated herein; provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed.

(c)          Each party entitled to indemnification under this section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that if counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party then the Indemnified Party may retain one separate counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)          If the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Section 12.         Notices Including Certificate of Company In Event of Adjustment.

(a)         Whenever the number of shares purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its Chief Financial Officer or its President or such other appropriate officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)          In case:

(i)          the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)         of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)        of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall mail or deliver or cause to be mailed or delivered to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed or delivered at least 15 business days prior to the date therein specified.

(c)          All notices, requests, consents and demands required by this Warrant shall be in writing and shall be personally delivered or mailed, postage prepaid, to the Company at:

PROTEA BIOSCIENCES GROUP, INC.

955 Hartman Run Road

Morgantown, WV 26507

Attn:  President

Fax:  304-292-7101

with a copy (which shall not constitute notice) to:

Richardson & Patel LLP

The Chrysler Building

405 Lexington Avenue, 49th Floor

New York, New York 10174

Attn:  David Feldman, Esq.

Fax:  (917) 677-8165

and to the Holder at the following address:

Brookline Group, LLC

2501 Twentieth Place South

Suite 275

Birmingham, Alabama 35223

Attention: Mr. Madding King

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt.

Section 13.         Miscellaneous.        This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company. This Warrant shall be binding upon the Company’s successors. This Warrant shall be governed, construed and enforced in accordance with the laws of the State of Delaware. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant shall any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, under seal and delivered on its behalf as of the Issue Date set forth above.

PROTEA BIOSCIENCES GROUP, INC.

By:
Stephen Turner
President

EXHIBIT 1

NOTICE OF EXERCISE PURSUANT TO

ATTACHED WARRANT

____________________, 20___

To:  PROTEA BIOSCIENCES GROUP, INC.

(1)         The undersigned, the Holder of record of the attached Warrant of PROTEA BIOSCIENCES GROUP, INC., hereby exercises the option granted by the Purchase Rights evidenced by the attached Warrant [and hereby tenders payment of the Exercise Price as determined by the Warrant] [on a “cashless” basis as permitted by Section 4.2 of the Warrant] to purchase upon the terms set forth in such Warrant [________] shares of Common Stock, which constitutes all [or a portion] of the shares of Common Stock issued pursuant to the Purchase Rights represented by this Warrant of PROTEA BIOSCIENCES GROUP, INC. All capitalized terms used but not defined in this notice have the meanings assigned to such terms in the Warrant.

(2)         In exercising this Warrant, the undersigned hereby confirms and acknowledges that (a) the undersigned has complied with all terms and conditions of the Offering as defined in the Warrant, including the requirement that the Offering was limited to “accredited” investors only, (b) the shares of the Common Stock to be issued are being acquired solely for investment and solely for the account of the undersigned, (c) the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws, and (d) as required under the terms of the Offering, the certificate or certificates representing said shares of Common Stock shall bear a restrictive legend prohibiting and restricting transfer of such shares except in compliance with applicable federal and state securities laws.

(3)         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(4)         Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned or in such other name as is specified below:

ATTEST:	HOLDER:

By:

Name:

Title:

(If certificates for Common Stock or new Warrants are requested in a name other than the undersigned, be advised that the delivery of the certificates and/or new Warrants will be delayed until the Company assures itself that such change is permitted under Section 7 of the Warrant that such change does not violate applicable federal and state securities laws.)

EXHIBIT 2

PERMITTED TRANSFER OR ASSIGNMENT FORM

NOTE: THIS ASSIGNMENT BEARS A RESTRICTIVE LEGEND BELOW

FOR VALUE RECEIVED, the undersigned Holder of record of this Warrant of PROTEA BIOSCIENCES GROUP, INC. (the “Company”), which is dated ___________, hereby sells, assigns and transfers unto the Assignee named below all of the rights, including, without limitation, the Purchase Rights (as such term is defined in this Warrant) of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Transferee/Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint the Secretary of PROTEA BIOSCIENCES GROUP, INC. to make such transfer on the books of PROTEA BIOSCIENCES GROUP, INC., maintained for the purpose, with full power of substitution in the premises.

Attached hereto, if and to the extent requested by the Company, is an opinion of counsel that the assignment does not violate or is exempt from, any federal and state securities laws. As provided in the Warrant, including but not limited to Section 7 of the Warrant, the Company may, in its sole discretion, decide whether such opinion is satisfactory, and Assignee and Holder agree to any reasonable delay in transfer caused by such evaluation and further acknowledge and agree that they shall bear all reasonable and documented costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of applicable securities laws.

Accordingly, the following restrictive legend is made applicable to this assignment (and to this Warrant and securities covered by this Warrant as assigned hereby to Assignee):

This Assignment and this Warrant and the securities underlying this Warrant as assigned hereby, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under such Securities Act, any applicable state securities laws and the rules and regulations thereunder.

[Signatures appear on following page.]

Dated: __________________	HOLDER:

By:
Name:
Title:

Dated: __________________	ASSIGNEE:

By:
Name:
Title: